UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 26, 2012

OFS Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00813	346-1339639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2850 West Golf Road, 5th Floor, Rolling Meadows, Illinois		60008
(Address of principal executive offices)		(Zip Code)

(847) 734-2060

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure.

On November 26, 2012, OFS Capital Corporation (the “Company”) issued a press release, filed herewith as Exhibit 99.1, announcing the declaration of an initial dividend of $0.34 per share for the quarter ending December 31, 2012 (such amount to be proportionately reduced to reflect the number of days remaining in such quarter after the completion of the Company’s initial public offering), payable on January 31, 2013 to stockholders of record as of the close of business on January 17, 2013. Based on the November 14, 2012 closing of the Company’s initial public offering, stockholders of record on January 17, 2013 will receive a dividend of $0.17 per share in respect of the quarter ending December 31, 2012.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

ITEM 9.01. Financial Statements and Exhibits

99.1 Press Release, dated November 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFS CAPITAL CORPORATION

By:	/s/ Robert S. Palmer
Name:	Robert S. Palmer
Title:	Chief Financial Officer

Dated: November 26, 2012